Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Guide Holdings, Inc. (the “Registrant”) on Form 10-Q for the quarter ending June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), we, Kim McReynolds, President and Director, and Brenda Sundwall, Secretary, Treasurer and Director, of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	8/05/11	By:	/s/Kim McReynolds
Kim McReynolds
President and Director
Guide Holdings, Inc.

Date:	8/05/11	By:	/s/Brenda Sundwall
Brenda Sundwall
Secretary, Treasurer and Director
Guide Holdings, Inc.